                                                           Exhibit No. EX-99.j.1

   CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights" in the Prospectuses  and "Financial  Statements" in the Statement of
Additional   Information  and  to  the   incorporation   by  reference  in  this
Registration Statement (Form  N-1A)(Post-Effective  Amendment No. 45 to File No.
33-14363;  Amendment  No. 45 to File No.  811-5162) of Delaware VIP Trust of our
reports  dated  February  10,  2006,  included  in the 2005  Annual  Reports  to shareholders.

/s/ ERNST & YOUNG LLP
Philadelphia, Pennsylvania
April 11, 2006